                                                                    EXHIBIT10.13

                         MARKETING SERVICES AGREEMENT

                                    BETWEEN

                              BRITISH AIRWAYS PLC

                                      AND

                               NETCENTIVES INC.

                           AGREEMENT NUMBER MKTG 002

                                                                   Page
 1.  INTRODUCTION...............................................   3
 2.  PURPOSE....................................................   3
 3.  DEFINITIONS................................................   3
 4.  THE SERVICE................................................   4
 5.  PRICE......................................................   4
 6.  PAYMENT TERMS..............................................   4
 7.  MILEAGE ADMINISTRATION AND USAGE...........................   4
 8.  ASSIGNMENT AND SUBCONTRACT.................................   5
 9.  LIMITED EXCLUSIVITY........................................   5
10.  AMENDMENTS.................................................   6
11.  RIGHT OF AUDIT.............................................   6
12.  DURATION AND TERMINATION...................................   6
13.  INSURANCE..................................................   7
14.  INDEMNITY..................................................   7
15.  INTELLECTUAL PROPERTY RIGHTS...............................   8
16.  CONFIDENTIALITY............................................   8
17.  ADVERTISING................................................   9
18.  FORCE MAJEURE..............................................   9
19.  OFFERS OF EMPLOYMENT.......................................   9
20.  NO AGENCY OR PARTNERSHIP...................................   9
21.  TAXATION...................................................   9
22.  WAIVERS/AMENDMENTS.........................................   9
23.  NOTICES....................................................  10
24.  GENERAL....................................................  10
25.  LAW........................................................  11
Appendix A......................................................  12
Appendix B......................................................  13

1.   INTRODUCTION

     This Agreement is made this 4th day of April between Netcentives Inc. whose corporate offices and operations are located at 2121 El Camino Real, Suite 615, San Mateo, California 94403, (hereafter referred to as "NETCENTIVES") and BRITISH AIRWAYS PLC whose registered address is at P0 Box 10, London Heathrow Airport, Hounslow, Middlesex TW6 2JA England (hereinafter called "BA"), with Regional offices at 75-20 Astoria Boulevard, Jackson Heights, NY 11370 United States of America.

2.   PURPOSE

     This Agreement sets out the terms and conditions under which NETCENTIVES will purchase BA Executive ClubUSA miles from BA and agrees to provide the products and services as specified in the Appendices hereto to BA's Executive ClubUSA members.

3.   DEFINITIONS

     "The NETCENTIVES Representative"         Shall mean the designated
                                              representative of NETCENTIVES
                                              namely:

                                              President

     "BA Purchasing"                          Shall mean the designated
                                              representative of BA Purchasing
                                              Department namely:

                                              Vice President Purchase
                                              The Americas
                                              or
                                              Senior Buyer
                                              Purchasing, The Americas

     "BA Representative"                      Shall mean the designated
                                              representative of BA USA Marketing
                                              department namely:

                                              Vice President Business Travel
                                              Marketing or Manager Executive
                                              Club and Partners

     "Service"                                Shall mean all and/or any of the
                                              elements of the services supplied
                                              by NETCENTIVES to BA and BA to
                                              NETCENTIVES pursuant to this
                                              Agreement.

     "Carlson Marketing Group"                The administrator of BA's
                                              Executive Club program.
                                              Hereinafter referenced as CMG.

     "BA Executive Club USA"                  Shall mean British Airways'
                                              frequent traveler program based in
                                              the USA. Hereinafter referenced as
                                              BA Executive Club.

     "Netcentives Points"                     Any points or award system run by
                                              NETCENTIVES as outlined in or
                                              pursuant to this Agreement.

4.   THE SERVICE

     In accordance with the terms of this Agreement hereof Netcentives agrees to purchase from BA and BA agrees to sell to NETCENTIVES BA Executive Club miles as detailed in the Appendices of this agreement.

     BA and NETCENTIVES agree to meet on an annual basis on or near the effective date of this Agreement to review the business conducted between the two parties and the results for the previous year. The business shall include a price and volume review.

5.   PRICE

     The prices specific to the purchase of BA's Executive Club miles by NETCENTIVES under this agreement are fixed for the first year of this agreement and are contained in Appendix B hereto.

6.   PAYMENT TERMS

     6.1 NETCENTIVES will send to CMG on a monthly basis a tape, disk or EDI to BA and CMG's specifications which will contain the BA Executive Club miles purchased for that month (to be sent by the 15th of the following month) to the following address:

     Carlson Marketing Group
     Carlson Parkway
     PO Box 59159
     Minneapolis, MN 55459-8262

     6.2 BA will invoice NETCENTIVES on a monthly basis with payment due by NETCENTIVES on a net 30 day basis.

     6.3 All payments must be clearly marked with "in accordance with" Agreement Number Mktg 002 and sent to:



     British Airways
     Business Marketing/Executive Club
     75-20  Astoria Boulevard

     Jackson Heights, NY 11370

     6.4 Appendix B contains the payment guarantees that NETCENTIVES is committed to submitting to BA for the duration of this Agreement. It is agreed and understood that the payment guarantees represent the minimum amount of
                                                         -------
Executive Club miles to be purchased by NETCENTIVES from BA on a per annum basis and does not preclude NETCENTIVES from purchasing beyond the guaranteed minimum and there shall be no maximum purchase.

7.   MILEAGE ADMINISTRATION AND USAGE

     7.1 It is agreed and understood that NETCENTIVES can utilize purchased Executive Club miles for a period of 2.5 (two and a half) years from the date of purchase. Any Executive Club mileage that is not utilized in the 2.5 year period from date of purchase is returned to BA during the term of this Agreement.

     7.2 NETCENTIVES agrees to not transfer BA Executive Club miles to any party for resale. All sales will be in the form of Netcentive Points to eligible consumers for redemption of BA Executive Club USA awards.

     7.3 For administrative purposes, the crediting of Executive Club mileage purchased by NETCENTIVES from BA will be held in an account and managed by CMG. NETCENTIVES may not return any miles purchased here for cash or other considerations under any circumstances.

     7.4 At the mutual discretion of BA and NETCENTIVES, NETCENTIVES will work with BA to agree on terms under which BA can purchase Netcentive Points from NETCENTIVES. Those terms will be under a separate agreement.

     7.5 The method by which BA, NETCENTIVES and CMG administer and communicate on the issuing an awardance of BA Executive Club miles are referenced in Appendix A of this Agreement. It is understood by BA and NETCENTIVES that the administration of such is critical to the success of this Agreement. It is agreed that upon receipt of tape, EDI, or disk to CMG's and BA's specifications containing purchased miles BA will use best efforts to credit member's accounts with miles in a timely manner.

8.   ASSIGNMENT AND SUBCONTRACT

     This agreement is personal between NETCENTIVES and BA. Obligations hereunder shall not be assigned, transferred or sub-contracted or otherwise disposed of by either party whether in whole or part, except with the prior written notice to the other party. It is clearly understood that NETCENTIVES shall remain responsible at all times for the performance of their obligations in this Agreement.

9.   LIMITED EXCLUSIVITY

     9.1 BA grants NETCENTIVES limited exclusivity by agreeing not to sell its Executive Club miles to any direct competitor of NETCENTIVES. A direct competitor, for the purposes of this Agreement, shall be defined as any third party provider of currency on the Internet that is redeemable for awards or any program that awards more than one airline's mileage at more than one web site.

     9.2 For the first year of this Agreement, NETCENTIVES grants BA limited exclusivity by agreeing that it will not provide services or purchase Miles from any other European (includes the United Kingdom) based or European (includes the United Kingdom) flag carrying airlines who have operations from North America. This exclusivity does not apply to United States, Asian, Latin/South/Central American or Australian airlines. This limited exclusivity is valid only in conjunction with the effective exclusivity terms in clause 9.1.

     9.3 The exclusivity contained in this Agreement is strictly between BA USA and NETCENTIVES USA.

     9.4 The limited exclusivity does not prevent BA from pursuing its own sales of Executive Club Miles on the Internet. BA is permitted to:

    -Sales or awards of Executive Club miles to any web site that is not a direct competitor of Netcentives as direct competitor is defined in this Agreement.

    -Have all current and future Executive Club partners offer Executive Club Miles on their Web sites or as part of an Internet promotion and Award Executive Club miles on BA's own Web site.

     9.5 BA may at its option cancel the limited exclusivity restrictions described within this Agreement. BA agrees to give NETCENTIVES ninety (90) days notice of limited exclusivity cancellation. After ninety (90) days notice BA will be entitled to work with any direct competitor of NETCENTIVES and the terms relating to compensation to BA for limited exclusivity, as described in Appendix B of this Agreement, will be void and will revert back to non-exclusive terms.

     9.6 NETCENTIVES at its option can, upon ninety (90) days notice, free BA from its limited exclusivity. After ninety (90) days notice BA will be entitled to work with any direct competitor of NETCENTIVES and the terms relating to compensation to BA for limited exclusivity, as described in Appendix B of this Agreement, will be void and will revert back to non-exclusive terms.

10.  AMENDMENTS

     10.1 No change to this Agreement which affects price, delivery, specification, functionality or any other term or condition herein shall be in any way binding without the prior express agreement of both parties in the form of a written amendment.

     10.2 Amendments shall only be signed by a duly authorized representative of BA on behalf of BA and a duly authorized representative of NETCENTIVES. Upon execution the amendment shall constitute an amendment to this Agreement.

11.  RIGHT OF AUDIT

     NETCENTIVES shall permit access to and provide such assistance as BA may require to the duly authorized representative of BA to inspect, audit, review and take copies of all books, time sheets, records, computer records, correspondence, instructions, receipts and memoranda in relation to this agreement. BA agrees to give NETCENTIVES 14 (fourteen) days prior notice when BA requires to view such information. Any expenses incurred by BA during the audit shall be paid by BA. Audits shall be directly related to the terms of this Agreement.

     This Right of Audit Clause is to be used only for the sole purpose of ensuring compliance with the terms of this Agreement. The particular matter of compliance that the audit is designed to determine must be presented to NETCENTIVES prior to the audit.

12.  DURATION AND TERMINATION

     12.1 This Agreement is deemed to have commenced upon signature of this Agreement and shall remain in full force and effect for three (3) years or unless terminated sooner in accordance with the terms contained in this Clause.

     12.2 This agreement may be terminated by either parry by the serving of one hundred eighty (180) days written notice to the other party at any time for any or no reason.

     12.3 In addition to the circumstances set out elsewhere in this Agreement, the non-defaulting party shall be entitled to terminate this Agreement immediately by written notice to the other party as follows:

          12.3.1 If either party fails to observe or perform any of its material obligations and duties hereunder, provided if such failure is capable of remedy, that it has not been remedied to the satisfaction of the non-defaulting party within thirty (30) days of written notice of failure;

          12.3.2 If the other party makes or offers to make any arrangement or composition with or for the benefit of its creditors;

          12.3.3 If the other party ceases or threatens to cease to carry on business or suspends or threatens to suspend all or substantially all of its operations (other than temporarily by reason of strike) or suspends payment of its debt or is, or becomes, unable to pay its debts as they become due and payable or commits any act of insolvency or bankruptcy;

          12.3.4 If a petition or resolution for the making of any administration order or for the bankruptcy, winding-up, or dissolution of the other party (other than a winding-up for the purposes of reconstruction or amalgamation of a solvent company) is presented or passed;

          12.3.5 If the other party files a voluntary petition in bankruptcy or insolvency and

          12.3.6 If a liquidator, trustee, supervisor, receiver, administrator, administrative receiver or encumbrancer takes possession of or is appointed over the whole or any part of the assets of the other party.

     12.4 Any such termination by a party shall be without prejudice to the rights of the other patty in respect of the matter giving rise to such termination or in respect of any accrued rights arising prior to such termination.

     12.5 Upon notice of termination of this Agreement due to the reasons stated in Clause 12.2 the following will apply:

          I. There will be a one (1) year period to complete redemption of NETCENTIVES points to BA Executive Club miles.

          II. NETCENTIVES will have a six (6) month period to continue to purchase Executive Club miles from BA.

          III. BA shall have the option to purchase any unused mileage at the end of the one (1) year period back from NETCENTIVES at 40% of the original purchase price.

          IV.   Any volume purchases agreed will terminate immediately.

13.  INSURANCE

     13.1 NETCENTIVES agrees to effect and to demonstrate such to BA if so requested, public liability insurance for an amount of not less than one million dollars ($l,000,000) per event in respect of loss, damage or injury to property or persons.

14.  INDEMNITY

     14.1 NETCENTIVES agrees to fully defend, indemnify and hold BA, its directors. officers and employees harmless from any and all liability, claims, demands, damages, losses, legal costs and expenses arising out of, or in connection with or as a consequence of:

           - Any act or omission of NETCENTIVES, its servants, employees, agents pursuant to or in breach of the Agreement;

           - Any loss or damage to property belonging to NETCENTIVES or its servants agents irrespective of the cause of such loss or damage save where due to the gross negligence of BA or its employees;

           - Any injury of whatsoever kind and however caused including but not limited to property loss, personal injury or death to the third parties, servants/agents of NETCENTIVES or BA in connection with this agreement save where due to the gross negligence of BA or its employees;

           - Any claim arising out of an allegation that BA's use of the Netcentive's logo infringes a copyright or trademark existing or issued as of the date of such use. The indemnification for BA of the Netcentive's logo is limited to the United States, Canada and Europe.

     14.2 BA agrees to fully defend, indemnify and hold NETCENTIVES, its directors, officers and employees harmless from any and all liability, claims, demands, damages, losses, legal costs and expenses arising out of, or in connection with or as a consequence of:

          - Any act or omission of BA, its servants, employees, agents pursuant to or in breach of the Agreement;

          - Any loss or damage to property belonging to BA and/or its servants agents irrespective of the cause of such loss or damage save where due to the gross negligence of NETCENTIVES or its employees;

          - Any injury of whatsoever kind and however caused including but not limited to property loss, personal injury or death to the third parties, servants/agents of NETCENTIVES or BA in connection with this agreement save where due to the gross negligence of NETCENTIVES or its employees;

          - Any claim arising out of an allegation that Netcentive's use of the BA logo infringes a copyright or trademark existing or issued as of the date of such use.

15.  INTELLECTUAL PROPERTY RIGHTS

     NETCENTIVES and BA warrants that the Service supplied in the course of this Agreement does not and will not infringe any copyright, design right, registered design, patent or any other intellectual property right of any third party.

16.  CONFIDENTIALITY

     This Agreement and all information regarding the business or activities of either party made available to the other party under or as a result of this Agreement shall at all times be treated by both parties as confidential on a need to know basis and shall not be published, disclosed or circulated except with the prior written consent of the other parry. BA shall, however, be permitted to disclose information, on a need to know basis, regarding this agreement and the business or activities of NETCENTIVES made available to BA under or as a result of this agreement to its subsidiary or associated companies including, but not limited to QANTAS Airways Limited, and any entities which BA has or may form an affiliation with in connection with present or future alliances.

17.  ADVERTISING

     17.1 Neither party nor any of its servants, agents or subsidiaries shall mention the other party in any advertisement relating to or arising out of this Agreement without the permission of the other party except as agreed in Clause
17.2 below.  Such permission shall not be unreasonably withheld.

     17.2 NETCENTIVES may utilize the BA and BA USA Executive Club logos for the purpose of this Agreement. NETCENTIVES agrees to utilize BA's logos in accordance with the terms and conditions of this Agreement. It is understood that BA should never be advertised as a standalone award provider in any advertising by NETCENTIVES without prior written permission from BA.

     17.3 NETCENTIVES agrees, when utilizing the BA logo, to adhere to BA's graphical standards. BA agrees to advise NETCENTIVES in a timely manner of any changes to its logo.

18.  FORCE MAJEURE

     Neither party shall be entitled to terminate this Agreement for any breach of any provision hereof or failure to perform any obligation hereunder where such breach or failure results from some cause beyond the other party's control (unless such breach extends for a period of 1 (one) month or more) and provided that the party seeking to rely on the above shall have promptly notified the other party of the cause and probable duration of the failure and shall have used all reasonable commercial endeavors to remedy the matter giving rise to the breach.

19.  OFFERS OF EMPLOYMENT

     Neither party shall be permitted to offer employment of any kind in any capacity to such person(s) at any time during the period of this Agreement or within 6 (six) months after its termination, howsoever rising, without the express permission of the other party.

20.  NO AGENCY OR PARTNERSHIP

     Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto or constitute NETCENTIVES as agents of BA for any purpose whatsoever and NETCENTIVES shall have no authority or power to bind BA or to contract in the name of or create a liability against BA in any way or for any purpose.

21.  TAXATION

     NETCENTIVES shall be totally responsible for any taxation liability of any kind which may arise on it pursuant to this Agreement, including any such liabilities in respect of NETCENTIVES employees, servants or agents. BA however agrees to pay sales tax on all invoices submitted by NETCENTIVES pursuant to this Agreement if applicable.

22.  WAIVERS/AMENDMENTS

     22.1 No failure or neglect on the part of either party or its representatives to enforce any of the terms and conditions of this Agreement or terms and conditions relating to a design or promotion therefore shall insist upon the strict performance or observance thereof shall be considered as a waiver, unless specifically stated to be a waiver in writing and signed by the that party. A waiver by either party on one occasion shall not automatically be construed as permitting a waiver in the future.

     22.2 The rights and remedies provided in this Agreement or in respect of a design or promotion for the benefit or in favor of BA or NETCENTIVES are cumulative and shall not exclude any other right or remedy provided for by law.

23.  NOTICES

     All demands, notices or other documents required to be given hereunder by either party to the other shall be sent by facsimile transmission, registered letter, first class mail or by hand to NETCENTIVES at the following address:

NETCENTIVES
Eric Tilenus
2121 El Camino Real
Suite 615
San Mateo, California 94403

Telephone:  415.577.3535
Fax:        415.572.5205

and any notices to be given to BA will be sent by facsimile transmission, registered letter, first class mail, by hand or by telex to:

BRITISH AIRWAYS PLC
Vice President, Purchasing
75-20 Astoria Boulevard
Jackson Heights, NY, 11370

Telephone:  718.397.4276
Fax:        718.397.4746

A copy of such notices must also be sent to the BA Marketing Department at:

BRITISH AIRWAYS PLC
Vice President Business Marketing, USA
75-20 Astoria Boulevard
Jackson Heights, NY,  11370

Telephone:  718.397.4532
Fax:        718.397.4580

24.  GENERAL

     24.1 Where the terms and conditions of this Agreement conflict with the terms and conditions of any previous correspondence of whatever nature then this Agreement shall prevail.

     24.2 All Appendices referred to in this Agreement and attached to this Agreement form part of this Agreement provided that if there is any conflict between the terms and conditions of this Agreement and the Appendices, the terms and conditions of the Agreement shall prevail.

     24. No failure on the part of either party at any time or from time to time to enforce or to require the strict adherence and performance of any of the terms or conditions shall affect or impair its right to enforce such terms or conditions in any way.

     24.4 The headings of this Agreement are for the convenience only and shall not affect the construction of the provisions of this Agreement. The invalidity or enforceability of any part of this Agreement shall not prejudice or affect the validity or enforceability of the remainder. The masculine gender shall include the feminine and vice versa.

     24.5 The following clauses shall survive termination of this Agreement, for whatever reason, and shall remain in full force and effect:

          Clauses:   14, 15, 16, 17, 19, 24, 25.

25.  LAW

     This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York courts.

     In Witness whereof the parties have caused this Agreement to be duly executed by their authorized representative the day and year first above written.

FOR AND ON BEHALF OF
BRITISH AIRWAYS PLC.

SIGNED  ./s/ Edith E. Peckl
        -------------------

NAME:  Edith E. Peckl

TITLE: Senior Buyer, Purchasing, The Americas

DATE:  April 04, 1997


FOR AND ON BEHALF OF
BRITISH AIRWAYS PLC.

SIGNED  /s/ Woody Harford
        -----------------

NAME:   Woody Harford

TITLE:  Vice President Business Marketing

DATE:   April 4, 1997


FOR AND ON BEHALF OF
NETCENTIVES

SIGNED  /s/ Eric W. Tilenius
        --------------------

NAME:  Eric Tilenius

TITLE: President

DATE:  April 30, 1997

                                  APPENDIX A

                                SPECIFICATIONS

A.   Netcentives Services and Executive Club Communication
     -----------------------------------------------------

     Netcentives will be awarding Netcentive Points to eligible consumers at various websites on the Internet. These Netcentive Points, in turn, may be redeemed with several award programs, including BA's Executive Club.

     It is NETCENTIVE'S responsibility to ensure that any consumer redeeming/converting Netcentive points for BA Executive Club miles is a member of BA's Executive Club. A confirmation procedure will be set up between NETCENTIVES, CMG and BA.

     If a consumer eligible for Netcentives point redemption is not a BA Executive Club member then Netcentives is responsible for advising the consumer the method by which he/she can join BA's Executive Club. The method of advisement is To Be Advised and to be discussed between BA, CMG and NETCENTIVES.

B.   Marketing Support
     -----------------

     BA and NETCENTIVES both mutually agree to use best efforts to market the Netcentives Points program and the BA Executive Club during the term of this Agreement. It is agreed between BA and NETCENTIVES that within two months of signature of this Agreement both parties will meet to discuss an annual marketing plan.

                                  APPENDIX B

                             PRICING AND PAYMENTS

Pricing
-------

Item                         Limited Exclusivity         Non-Exclusive
----                         -------------------         -------------
1 mile to 7,000,000 miles    $0.0160                     $0.0150

7,000,001 miles and up       $0.0155                     $0.0150

Guaranteed minimum miles
purchased per year           7 million                   no minimum


*It is understood that the payment and mileage guarantee is in effect while limited exclusivity as per Clause 19.1 is effective.


Payment
-------

Date                         Payment Guarantee           Miles Credited
----                         -----------------           --------------
April 30, 1997               $ 20,000                    1,250,000
July 31, 1997                $ 25,000                    1,562,500
October 31, 1997             $ 30,000                    1,875,000
January 31, 1998             $ 37,000                    2,312,500
Total                        $112,000                    7,000,000

*All subsequent years of this Agreement will follow the same payment guarantee and time schedule.